EXHIBIT (a)(4)


Introductory Statement: The following Restated Letter of Transmittal should be reviewed carefully. We have revised the Letter of Transmittal so that only those optionholders who are waiving their rights with respect to their options and are tendering such options to us for cancellation need to complete the form. Thus, we have deleted "Choice 2" entirely. We have also deleted the sentence that appeared above the signature block for those tendering their options.

Some additional language has been added into the second and fifth paragraphs to make it clear that if you tender any options for cancellation, you are waiving your rights with respect to those options.

You do not need to complete anything if you are not tendering options for cancellation. If we do not receive a completed Letter of Transmittal from you, we will not cancel any of your options and you will retain all rights to the options that you currently have.

If you are tendering options for cancellation, please complete the Letter of Transmittal and follow the Instructions previously sent to you. If you have already completed and mailed in your Letter of Transmittal to indicate that you will tender options and still intend to do so, you do not need to take any action. If you would like to withdraw your tender, please comply with Section 3 of the Offer to Cancel.

If you have already completed and mailed in your Letter of Transmittal to indicate that you will not tender options and still intend not to tender options, you do not need to take any action. If you would now like to tender options, please comply with the Instructions and the Offer to Cancel and complete this amended and restated Letter of Transmittal.


                              AMENDED AND RESTATED

                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                    HAVING AN EXERCISE PRICE OF $4.00 OR MORE
                                       OF
                        LUND INTERNATIONAL HOLDINGS, INC.
                         PURSUANT TO THE OFFER TO CANCEL
                                DATED MAY 4, 2001

             ------------------------------------------------------
        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL
         DAYLIGHT TIME, ON JUNE 12, 2001, UNLESS THE OFFER IS EXTENDED.
             ------------------------------------------------------


REFER TO EXHIBIT A HERETO FOR A SUMMARY CHART OF YOUR EXISTING OPTIONS. IF YOU ARE TENDERING OPTIONS TO LUND FOR CANCELLATION, YOU MUST USE SUCH CHART TO INDICATE WHICH OPTIONS YOU ARE TENDERING AND WAIVING YOUR RIGHTS WITH RESPECT TO.


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


COMPLETE THIS SECTION IF YOU WILL TENDER OPTIONS:

The undersigned hereby tenders to Lund International Holdings, Inc. ("Lund"), those certain options, as indicated on Exhibit A, to purchase shares of common stock of Lund having an exercise price of more than $4.00 per share, pursuant to Lund's offer to cancel such options upon the terms and subject to the conditions set forth in the Offer to Cancel, receipt of which is hereby acknowledged, and in this letter of transmittal, which together constitute the "offer."

Subject to, and effective upon, acceptance for cancellation of and cancellation of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby waives any rights with respect to such options tendered hereby, sells, assigns and transfers to, or upon the order of, Lund all right, title and interest in and to all the options that are being tendered hereby and orders the cancellation of all such options.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for cancellation by Lund, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents, including the option agreement, deemed by Lund to be necessary or desirable to complete the cancellation of the options tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer, this tender is irrevocable.

The undersigned understands that all options properly tendered prior to the expiration date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the offer and that the undersigned waives any rights with respect to such cancelled options.

The undersigned recognizes that, under certain circumstances set forth in the offer to cancel, Lund may terminate or amend the offer or may postpone the acceptance for cancellation of options tendered. In any such event, the undersigned understands that the options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below.



------------------------------------------------------
Name                                  Date

------------------------------------------------------
Street Address

------------------------------------------------------
City, State, Zip Code



------------------------------------------------------
Witness                               Date

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED


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


                                    EXHIBIT A


[NAME]:


In this chart, we have set forth those options eligible to be canceled in this offer. Whether or not you decide to tender your options, you should complete Columns 7, 8 and 9 in this chart:

--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------
     1          2            3            4           5               6               7                8                 9
--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------
Stock        Date of     Price of    Expiration   Number of   Number of          Number of       Number of Non-   Number of
Option       Stock       the Stock   Date of      Vested      Non-Vested Stock   Vested Stock    Vested Stock     Canceled Stock
Grants       Option      Option      Stock        Stock       Options and        Options to be   Options to be    Options (sum of
             Grant       Grant       Options      Options     Vesting Schedule   Canceled        Canceled         Columns 7 and 8)

                                                                                                                  **See below.
--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------
                                                              a.
                                                              b.
                                                              c.
                                                              d.

--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------


--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------
                                                                                                 TOTAL
--------- ------------ ------------ ------------ ----------- ------------------ --------------- ---------------- -----------------

** We will accept partial tenders (less than all of your options). For example, if you have 200 vested and 300 non-vested options, you may choose to tender 50 vested and 200 non-vested options for cancellation.


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